Exhibit 99.1

UDR Announces Correction of Certain Operating Metrics and Reaffirms Prior Financials and 2021 Guidance

DENVER, CO., May 10, 2021 – UDR, Inc. (the “Company”) (NYSE: UDR), a leading multifamily real estate investment trust, announced today the correction of certain operating metrics presented in its prior earnings release. The information in the Company’s earnings release and related quarterly Supplemental Information for the first quarter of 2021 regarding Effective Blended Lease Rate Growth, comprised of new lease growth and renewal lease growth rates  (the “Metrics”) was incorrect. The Metrics are independent of and do not impact the Company’s financial, non-GAAP or other operating metrics.  Further, the changes to the Metrics do not affect the Company’s previously reported financial results or the Company’s second quarter 2021 or full-year 2021 guidance, as previously announced on April 27, 2021.

For April 2021, the Effective Blended Lease Growth Rate as disclosed was +0.3% and as revised it was -1.6%.

The following table presents corrected metrics for the first quarter of 2021 at the market level, which replaces the information reported in Attachment 8(E) of the Company’s previously filed first quarter 2021 Supplemental Information dated as of April 27, 2021.

Attachment 8(E)

UDR, Inc.
Same-Store Operating Information By Major Market
March 31, 2021
(Unaudited) (1)

	Effective Blended Lease Rate Growth 1Q 2021	Effective New Lease Rate Growth 1Q 2021	Effective Renewal Lease Rate Growth 1Q 2021
West Region			
Orange County, CA	0.8%	-1.8%	5.5%
San Francisco, CA	-22.3%	-27.2%	-12.0%
Seattle, WA	-8.9%	-14.7%	-1.7%
Monterey Peninsula, CA	5.9%	6.6%	5.4%
Los Angeles, CA	-14.2%	-19.1%	0.0%
	-9.1%	**-13.9%**	**-1.2%**
Mid-Atlantic Region			
Metropolitan DC	-5.2%	-12.1%	3.8%
Baltimore, MD	3.9%	3.0%	4.8%
Richmond, VA	7.7%	8.0%	7.5%
	-2.7%	**-9.0%**	**4.5%**
Northeast Region			
Boston, MA	-6.1%	-11.9%	1.1%
New York, NY	-19.3%	-25.0%	-7.7%
	-10.2%	**-16.5%**	**-1.1%**
Southeast Region			
Tampa, FL	5.9%	4.2%	7.8%
Orlando, FL	2.0%	-0.7%	5.0%
Nashville, TN	2.7%	-1.1%	7.0%
	3.9%	**1.4%**	**6.7%**
Southwest Region			
Dallas, TX	-0.4%	-4.8%	5.2%
Austin, TX	2.1%	-1.0%	5.9%
	0.3%	**-3.8%**	**5.4%**
Other Markets	**3.2%**	**-0.3%**	**6.9%**
Total/Weighted Avg.	**-4.9%**	**-10.1%**	**2.3%**

(1) The Company defines: (a) Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends; (b) Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter; and (c) Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of March 31, 2021, UDR owned or had an ownership position in 52,617 apartment homes including 1,417 homes under development. For over 48 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135